Exhibit 99.1

Northwest Biotherapeutics, Inc. 4800 Montgomery Lane Suite 800 Bethesda, MD 20814	t (240) 497-9024 f (240) 627-4121	www.nwbio.com NASDAQ: NWBO

NW BIO Obtains Approvals for Enhancements of Phase III Trial of

DCVAX®-L FOR GBM Brain Cancer

Important New Variable Covered. Threshold for meeting Primary Endpoint Lowered.

Company Remains Blinded, With No Access to Trial Data At Any Time

BETHESDA, Md., August 11, 2014 – Northwest Biotherapeutics (NASDAQ: NWBO) (NW Bio), a biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, announced today that, following a 9-month process of regulatory submissions and reviews by regulators in the US, UK and Germany, it has obtained regulatory approvals to make certain enhancements to its ongoing Phase III clinical trial of DCVax-L Glioblastoma multiforme (GBM) brain cancer.  The enhancements will allow the statistical analysis of trial results to take account of a major new variable which has been identified in GBM research since the Company’s Phase III trial began, and will lower the threshold for satisfying the primary endpoint of the trial.

The Company has been blinded at all times, with no access to any data in the Phase III trial, and will remain fully blinded until the trial is completed.  The changes relate to the statistical analyses that will be done at the end of the trial, and do not affect the treatment protocol, dosing, randomization of patients or other such aspects.  The changes were driven solely by external factors — particularly research reports about a newly discovered variable which has been found to significantly affect GBM patients’ survival times, and which the Company recognized could significantly skew the clinical trial results if the trial’s statistical analyses did not control for it. The Company’s Phase III trial design and statistical analyses already controlled for key variables known at the time when the trial was designed, such as a particular genetic factor (referred to as MGMT methylation), the extent of tumor removal, and others.

The new variable involves the level of certain white blood cells in GBM patients when they finish the 6 weeks of daily radiation to the brain which is part of the current standard of care treatment.  Important recent research has found that as many as 40% of GBM patients have such severely depressed white blood cell counts following radiation that their level is comparable to the level at which AIDs patients are put on continuous antibiotic treatments, prophylactically.  Further, this research has found that these GBM patients’ white blood cell counts do not recover with the passage of time.  See, for example:  Grossman et al., 2011: Clin Cancer Res 17(16):5473-80; Ellsworth et al. 2014: Oncoimmunology 3(1):e27357. Epub 2014 Jan 3.

Most importantly, the recent research has identified a major impact on these GBM patients’ Overall Survival (OS):  the variable relating to severe depression of white blood cell counts can make a difference of 6 months in OS.  As a comparison, the standard of care drug for GBM, Temodar, only makes a difference of 10 weeks in OS.  If the statistical analysis of GBM trial results does not take account of such a major variable, the overall trial results could be significantly skewed.

Under the enhancements to NW Bio’s Phase III trial, the statistical analyses of the trial results will be modified to take account of, and control for, this important new variable.

Also under the enhancements, the threshold for satisfying the primary endpoint of the Phase III trial (which is Progression Free Survival, or PFS) will be lowered from requiring a 6-month difference to requiring only a 4-month difference between the PFS of the patients treated with DCVax-L and the PFS of patients in the control arm of the trial.

The bases for reducing the threshold from 6 months to 4 months difference in PFS include increasing the total number of patients in the trial from 312 to 348, and increasing the number of “events” that will be counted in the statistical analyses at the end of the trial.  An “event” is a tumor recurrence or a patient death.

The current trial plan involves counting 110 “events” from among the 312 total patients in the trial to evaluate whether the primary endpoint is met.  Under the enhancements of the trial, 248 “events” will be counted from the 348 total patients in the trial to evaluate whether the PFS primary endpoint is met.

By increasing the number of “events” counted, the statistical basis of the trial, which is already quite strong, will be further strengthened.  As a result, it is anticipated that a 4-month difference in PFS will be sufficient to reach the strong “p value” planned in the trial (0.02), and it will not be necessary to show a 6-month difference in PFS.  (“p value” is a measure of statistical significance – the probability that trial results are due to chance, rather than the effects of the treatment.  So, the smaller p value, the stronger the significance.  Regulatory authorities generally require that the p value of trial results be 0.05 or lower for product approvals.)

The Company has obtained approval from the US FDA and the UK Medicines and Healthcare Products Regulatory Agency (MHRA) and conditional approval from the German regulatory authority (the Paul Ehrlich Institute, or PEI).  The Company is now working toward the final approval from the PEI.

The trial enhancements will also have to go through Institutional Review Board (IRB) review and approval at each of the clinical trial sites.  There are currently over 50 trial sites in operation in the US and a number of sites in operation in the UK and Germany.  There will also be certain other requirements for implementation of the changes, modified documentation and procedures.

Taking into account the time required for these approvals and implementation steps, and the 36-patient increase in the trial, as well as the gradual ramp-up of the trial in Europe, the Company currently anticipates that enrollment will be completed in approximately Q3 of next year, and the primary endpoint of the trial will be reached about 3-5 months after full enrollment or by around year-end next year.

“We are grateful to the regulatory agencies for allowing us to take account of important new research findings in our ongoing Phase III trial, to control for a variable that could have significantly and artificially distorted the trial results, and we are grateful to be able to maximize the number of “events” to be counted from the patients in our trial,” commented Linda Powers, CEO of NW Bio.  “Although it has been a long process to obtain approvals from three different regulators for these enhancements of our trial, we believe that achieving approval for these changes will be of great value to the ultimate results of the trial and to the building of shareholder value.”

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the United States and Europe.  The Company has a broad platform technology for DCVax® dendritic cell-based vaccines.  The Company’s lead program is a 348-patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM).  GBM is the most aggressive and lethal form of brain cancer, and is an “orphan disease.”  The Company is under way with a 60-patient Phase I/II trial with DCVax-Direct for all inoperable solid tumor cancers, and has completed enrollment in the Phase I portion of the trial.  The Company previously received clearance from the FDA for a 612-patient Phase III trial in prostate cancer.  The Company conducted a Phase I/II trial with DCVax for metastatic ovarian cancer together with the University of Pennsylvania.  In Germany, the Company recently received approval of a 5-year Hospital Exemption for treatment of glioma (brain cancer) patients outside the clinical trial.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients using DCVax and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “believe,” “intend,” “design,” “plan,” “continue,” “may,” “will,” “anticipate,” and similar expressions are intended to identify forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as risks related to regulatory review and approvals of the Company’s clinical trials, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, uncertainties about the clinical trials process, uncertainties about the timely performance of third parties, risks related to whether the Company’s products will demonstrate safety and efficacy, risks related to the Company’s ongoing ability to raise additional capital, risks related to the Company’s and Cognate’s abilities to carry out the intended manufacturing expansions, risks related to the Company’s ability to carry out the Hospital Exemption program and risks related to possible reimbursement and pricing.  Additional information on these and other factors, including Risk Factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings.  Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement.  You should not place undue reliance on any forward-looking statements.  The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

CONTACTS

Les Goldman
202-841-7909
lgoldman@nwbio.com

Farrell Kramer (Media)
212-710-9685
Farrell.kramer@mbsvalue.com